EXHIBIT 99.1

Chevron Announces Another Discovery in Deepwater Gulf of Mexico

[ PR Newswire • 2006-01-04 ]

Big Foot Continues Deepwater Gulf of Mexico Discoveries

SAN RAMON, Calif., Jan. 4 /PRNewswire-FirstCall/ -- Chevron Corporation (NYSE: CVX) today announced another new deepwater oil discovery at the Big Foot Prospect located in Walker Ridge Block 29. The block is approximately 225 miles south of New Orleans.

Operated by a Chevron subsidiary, the Big Foot #2 discovery well is located in approximately 5,000 feet of water and was drilled to a total depth of 25,127 feet. The well encountered as much as 300 feet or more of net oil pay. Further appraisal drilling will be required to determine the commercial potential of the discovery. A sidetrack well has begun drilling.

“Big Foot is our latest success in the deepwater Gulf of Mexico and reflects our efforts to increase energy supplies to the U.S. market,” said Ray Wilcox, president of Chevron North American Exploration and Production Company. “This discovery should ultimately provide the country with much needed crude oil and natural gas.”

Paul Siegele, vice president of Chevron’s Gulf of Mexico Deepwater Business Unit, said, “Big Foot follows our earlier success at the Knotty Head discovery and is confirmation of further potential of our exploration acreage. This discovery follows a string of Gulf of Mexico discoveries that is a result of executing our focused, high-impact exploration program.”

Chevron owns a 60 percent working interest in Big Foot. Other owners are Anadarko Petroleum Corporation with 15 percent, Plains Exploration & Production Company with 12.5 percent, and Shell with 12.5 percent.

Chevron is the largest overall leaseholder in the Gulf of Mexico and one of the world’s leading energy companies. With more than 53,000 employees, Chevron subsidiaries conduct business in approximately 180 countries around the world, producing and transporting crude oil and natural gas, and refining, marketing, and distributing fuels and other energy products. Chevron is based in San Ramon, Calif. More information on Chevron is available at www.chevron.com.

Cautionary Statements Relevant to Forward-Looking Information for the Purpose of “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995.

This press release of Chevron Corporation contains forward-looking statements relating to Chevron’s operations that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “projects,” “believes,” “seeks,” “estimates” and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Among the factors that could cause actual results to differ materially are unknown or unexpected problems in the resumption of operations affected by Hurricanes Katrina and Rita; prices for and competitive conditions affecting supply and demand for crude oil and natural gas; refining margins and marketing margins; actions of competitors; inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; potential failure to achieve expected net production from existing and future oil and gas development projects; potential disruption or interruption of the company’s net production or manufacturing facilities due to war, accidents, political events or severe weather; potential liability for remedial actions under existing or future environmental regulations and litigation; significant investment or product changes under existing or future environmental regulations (including, particularly, regulations and litigation dealing with gasoline composition and characteristics); and potential liability resulting from pending or future litigation. In addition, such statements could be affected by general domestic and international economic and political conditions. Unpredictable or unknown factors not discussed herein also could have material adverse effects on forward-looking statements.